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EXHIBIT 31.2(a)

Certification of Chief Financial Officer
Pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a)

I, William Restrepo, certify that:

  1.
  I have reviewed this Amendment No. 1 on Form 10-K/A of Nabors Industries Ltd.;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

  3.
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: March 31, 2015	/s/ WILLIAM RESTREPO William Restrepo Chief Financial Officer

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  EXHIBIT 31.2(a)
Certification of Chief Financial Officer Pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a)